UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 8, 2018
Date of Report (Date of earliest event reported)

AptarGroup, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11846	36-3853103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014
(Address of principal executive offices)

Registrant’s telephone number, including area code: 815-477-0424.

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2018, the Management Development and Compensation Committee of the Board of Directors (the “Committee”) of AptarGroup, Inc. (the “Company”) adopted the Company’s 2018 Performance Incentive Plan.  The 2018 Performance Incentive Plan replaced the Company’s prior Performance Incentive Plan, which terminated pursuant to its terms on January 1, 2018.  The 2018 Performance Incentive Plan is based on the Company’s prior Performance Incentive Plan, with updates to eliminate references related to the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended, and to reflect certain other administrative changes.

The following paragraphs provide a summary of certain terms of the 2018 Performance Incentive Plan. The summary is qualified in its entirety by the full text of the 2018 Performance Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Under the 2018 Performance Incentive Plan, officers and employees of the Company and its subsidiaries will be eligible to receive awards based on the attainment of specific performance goals established by the Committee for a specified period, and other terms and conditions that may be established by the Committee.

Upon attainment of the relevant performance goals, payment with respect to an award may be made in cash, restricted stock units issued under the Company’s equity plan, or any combination of both, as determined by the Committee. Performance goal targets may be based on an employee’s base salary, or a multiple thereof, as determined by the Committee. In all cases, the Committee has the sole and absolute discretion to reduce the amount of any payment under the 2018 Performance Incentive Plan that would otherwise be made to any participant or to decide that no payment will be made.

Awards under the 2018 Performance Incentive Plan will be subject to any clawback or recoupment policy that the Company may adopt, including, without limitation, any clawback or recoupment policy required by applicable law.

The 2018 Performance Incentive Plan will remain in effect until it is terminated by the Committee.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits.

10.1          AptarGroup 2018 Performance Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AptarGroup, Inc.

Date: February 8, 2018	By:	/s/ Robert W. Kuhn
Robert W. Kuhn
Executive Vice President,
Chief Financial Officer and Secretary